Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Announces Timing of Fourth Quarter and Full Year 2015 Earnings Releases

and Conference Call and Provides Some Preliminary Fourth Quarter Results

HOUSTON, February 9, 2016 – Targa Resources Corp. (NYSE:TRGP) (“TRC” or the “Company”) and Targa Resources Partners LP (NYSE:NGLS) (“Targa Resources Partners” or the “Partnership”) announced today that they each will report their fourth quarter and full year 2015 financial results before the NYSE opens for trading on Thursday, February 25, 2016. The Company and the Partnership will host a conference call for investors and analysts at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss fourth quarter and full year results.

The conference call can be accessed via webcast through the Events and Presentations section of the Partnership’s website at www.targaresources.com, by going directly to http://ir.targaresources.com/events.cfm?company=LP or by dialing 877-881-2598. The conference ID number for the dial-in is 48931557. Please dial in ten minutes prior to the scheduled start time. A replay will be available approximately two hours following completion of the webcast through the Investor’s section of the Partnership’s website. An updated investor presentation will also be available in the Events and Presentations section of the Partnership’s website following the completion of the conference call.

Based on the Partnership’s review of the carrying value of its assets as of year-end December 31, 2015 and the current industry environment, the Partnership will record a reduction in the value of its Coastal Straddles operations. The Partnership has also identified a material weakness in the controls related to its review of the purchase accounting calculations used to estimate the preliminary fair value as of the acquisition date of the assets and liabilities acquired in the Atlas Mergers. Subject to further review, the Partnership expects that a revised valuation may result in an increase in the preliminary value of goodwill associated with the acquisition. In addition, in connection with the Partnership’s annual review of goodwill and given the current environment, an impairment in the value of the acquisition goodwill may be recorded during the fourth quarter of 2015. Any such impairment would be a non-cash charge that would not impact EBITDA or distributable cash flow.

In the fourth quarter of 2015, the Partnership expects to report that in the Downstream business, LPG export volumes were approximately 190 MBbl/d. In the Field Gathering and Processing segment, plant natural gas inlet volumes exceeded 2,500 MMcf/d and crude gathered volumes were approximately 108 MBbl/d. The Partnership’s strong business performance resulted in distribution coverage of approximately 1.15 times the total distributions paid on February 9, 2016, which distribution level remained unchanged from the prior quarter taking into account the current environment and uncertain commodity prices and related activity levels looking forward. Notwithstanding the Partnership’s fourth quarter performance, if the volatility of the commodity markets continues and prices remain at current levels or weaken further, then the ability to predict becomes more uncertain. The Partnership ended 2015 with an estimated total compliance leverage ratio of approximately 3.9 times, and as of January 31, 2016, the Partnership had total liquidity of approximately $1.4 billion.

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits of the proposed transaction to TRC and TRP and their stockholders and unitholders, respectively, the anticipated completion of the proposed transaction or the timing thereof, the expected future growth, dividends, distributions of the combined company, and plans and objectives of management for future operations. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that TRC or TRP expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of TRC and TRP, which could cause results to differ materially from those expected by management of TRC and TRP. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in TRC’s and TRP’s filings with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Neither TRC nor TRP undertakes an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Targa Resources Corp. and Targa Resources Partners LP

Targa Resources Corp. is a publicly traded Delaware corporation that owns a 2% general partner interest (which the Company holds through its 100% ownership interest in the general partner of the Partnership), all of the outstanding incentive distribution rights and a portion of the outstanding limited partner interests in Targa Resources Partners LP.

Targa Resources Partners LP is a publicly traded Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp., to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. The Partnership is a leading provider of midstream natural gas and natural gas liquid services in the United States. In addition, the Partnership provides crude oil gathering and crude oil and petroleum product terminaling services. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting, terminaling and selling NGLs and NGL products, including services to LPG exporters; gathering, storing, and terminaling crude oil; and storing and terminaling petroleum products. The Partnership reports its operations in two divisions: (i) Gathering and Processing, consisting of two reportable segments—(a) Field Gathering and Processing and (b) Coastal Gathering and Processing; and (ii) Logistics and Marketing, consisting of two reportable segments—(a) Logistics Assets and (b) Marketing and Distribution. The financial results of the Partnership’s commodity hedging activities are reported in Other.

The principal executive offices of Targa Resources Corp. and Targa Resources Partners LP are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000. For more information please go to www.targaresources.com.

Contact investor relations by phone at (713) 584-1133.

Jennifer Kneale

Vice President — Finance

Matthew Meloy

Executive Vice President and Chief Financial Officer